                                                                   EXHIBIT 10(A)

                      APACHE EAST ESTATES MOBILE HOME PARK
                           PURCHASE AND SALE CONTRACT

  Date For Reference Purposes: November 8, 1996

  Apache East Estates M.H.P Agreement of General Partnership (the "Seller") agrees to sell to The Windsor Corporation, a California corporation, and/or its assigns (the "Buyer"), and Buyer agrees to purchase from Seller, the real property, and all personal property related to the operations of

                      APACHE EAST ESTATES MOBILE HOME PARK

containing 123 mobile home lots, located at 3500 South Tomahawk Rd., Apache Junction, Arizona (the "Property"), under the terms and conditions of this agreement (this "Agreement").

1  PURCHASE PRICE
   --------------

  1.1  AMOUNT - The purchase price for the Property shall be the sum of Two
       ------
Million Two Hundred Twenty Five Thousand Dollars ($2,225,000) payable by Buyer to Seller as follows:

  1.2  TERMS OF PAYMENT
       ----------------
      1.2.1 Deposit: The sum of FIFTY THOUSAND DOLLARS ($50,000) to be deposited by Buyer to the escrow account of Chicago Title Insurance Corporation ("Escrow Holder"), upon Seller's acceptance of this Agreement and applied towards the Purchase Price at closing. Interest shall accrue to the benefit of the Buyer. Buyer's deposit shall be non-refundable and released from escrow to Seller after removal of the contingencies specified by Sections 3.1, 3.2, 3.3 and 3.4 of this Agreement. On February 8, 1997, Buyer may extend the Closing to March 8, 1997 by depositing an additional TWENTY FIVE THOUSAND DOLLARS ($25,000) to the escrow account to be non-refundable and released from escrow to Seller.
      1.2.2 Balance: At the close of escrow Seller will receive a Two Hundred Thousand Dollar ($200,000) note (2nd Trust Deed) from Buyer. This note will bear interest at eight percent (8%) per annum. Interest is to accrue, and, along with the face amount of the note, will be due one year from the date of Closing. Buyer will pay the balance of funds owed to Seller in cash at the Closing. There is currently no existing financing on the property. Buyer intends to obtain 1st Trust Deed financing of approximately $1,375,000 from a third party lender.

2  TIME OF CLOSING - This transaction shall close (the "Closing") by March 8,
   ---------------                                                   --------
1997 or sooner at Buyer's option.
----

3  CONDITIONS OF CLOSING - The Closing and the Buyer's obligation to purchase
   ---------------------
the property pursuant to this Agreement are specifically contingent upon Buyer's approval of the following conditions. If Buyer determines any condition is not acceptable, in its sole and subjective opinion, Buyer may cancel this Agreement and all payments made by Buyer shall be refunded; or Buyer may request Seller to remedy the unsatisfactory conditions, if Seller cannot remedy the unsatisfactory conditions to Buyer's satisfaction, Buyer may cancel this Agreement and all payments made by Buyer shall be refunded.

  3.1  SELLER TO DELIVER to Buyer, to the extent Seller has access to such, by
       -----------------
November 19, 1996, for Buyer's inspection and approval and Buyer shall provide
-----------------
Escrow Holder with written approval of each of the following by November 27,
                                                                ------------
1996, the following items:
-----
      3.1.1 a current rent roll listing for each mobile home lot: the amount of lot rent presently being collected by Seller, the date such rent has been paid through, the amount of deposits retained by Seller, delinquency status, and any rent concession granted to resident;
      3.1.2 copies of resident's applications and leases stating all economic terms and any material changes;
      3.1.3  a list of the personal property included in the sale;
      3.1.4 a Title Commitment from Chicago Title Insurance Corporation ("Title Insurer") which will be ordered from the Title Insurer by Buyer on or before November 14, 1996;
-----------------
      3.1.5 books, records and income/expense statements for the last two complete fiscal years and for the current fiscal year, including the month immediately preceding execution of this Agreement;
      3.1.6 a statement of occupancy for the previous two calendar years and year-to-date;
      3.1.7 a copy of the last two years real property tax statement for the Property;

      3.1.8 a copy of notices from government authorities received in the past twenty-four months;
      3.1.9 copies of licenses, permits and certificates related to the Property;
      3.1.10 if available, inspections and/or engineering reports or analysis regarding the private sewer system;
      3.1.11 copies of all maintenance, service, or other agreements affecting the Property;
      3.1.12  schedule of insurance covering the Property;

  3.2  BUYER WILL INSPECT and approve the following, and Buyer shall provide
       ------------------
Escrow Holder with written approval of each of the following inspections by January 8, 1997:
---------------
      3.2.1 Buyer is granted the right to enter the Property and conduct physical inspections of the premises and of all improvements, structures, mechanical equipment, appliances, and personal property located on the Property. Before entering the Property, Buyer or any agent, employee, consultant or contractor of Buyer, must first obtain the consent of Seller for such entry. In addition, Buyer agrees to indemnify Seller from any and all damages caused to the Property by reason of Buyer's inspection of the Property or the conducting of tests of any type on the Property;
      3.2.2 zoning laws and other governmental regulations affecting the area of the Property;
      3.2.3 HUD's flood insurance rate map to verify "Zone C" status of the Property.

  3.3 FORMAL APPROVAL - On or Before January 8, 1997, The Windsor Corporation
      ---------------                ---------------
shall indicate in writing if it approves, or rejects, the purchase of the Property under the terms and conditions of this Agreement (the "Formal Approval").

  3.4  PROFESSIONALS' REVIEW, inspection and verification will occur and Buyer
       ---------------------
shall provide escrow with written approval of these professionals' findings prior to January 8, 1997. Seller agrees to fully cooperate with these
         ---------------
professionals:
      3.4.1 an MAI appraisal of the Property will be obtained at Buyer's expense;
      3.4.2 Deloitte Touche ("Auditor") will conduct an audit of the financial records of the operations of the Property for the current year and the most recent complete year and shall provide Buyer with a finding satisfactory to meet Buyer's regulatory requirements;
      3.4.3  Structural and mechanical engineers and inspectors;
      3.4.4  Environmental Audit (Phase 1) at Buyer's expense;
      3.4.5  Buyer's land Surveyor;
      3.4.6  Termite inspection at Seller's expense.

  3.5  SELLER'S REPRESENTATIONS - As an inducement for Buyer to complete the
       ------------------------
purchase of the Property under the terms of this Agreement, Seller hereby makes the following warranties and representations to Buyer, to the best of Seller's actual knowledge. "Seller's actual knowledge" shall mean the actual knowledge of the managing general partners, and the Seller's bookkeeper. Each warranty and representation is material and reasonably relied upon by Buyer, and each is accurate and complete and neither omits nor misstates any material fact, as of the date of this Agreement and the date of Closing.

  Seller and Buyer acknowledge and agree that Buyer will have an ample opportunity to examine financial and legal documents, records, files and information and all physical items and conditions relating to the Property during the inspections specified by sections 3.2, 3.3 and 3.4 of this Agreement. Accordingly, except as otherwise specifically stated in writing between the Buyer and the Seller, Seller hereby specifically disclaims any warranty, guaranty or representation concerning (a) the water, soil and geology and suitability thereof, and of the Property for any and all activities and uses which Buyer may elect to conduct thereon, (b) the existence of any environmental hazards or conditions thereon (including but not limited to the presence of asbestos or the release or threatened release of hazardous substances), (c) compliance with all applicable laws, rules or regulations, the nature and extent of any right-of-ways, lease possession, lien, encumbrance, license, reservation or condition and (d) the compliance of the Property or its operation with any laws, ordinances or regulations of any government or other body. Buyer acknowledges that it will inspect the Property and will rely solely upon its investigation of the Property, except as otherwise specifically stated in writing between the Buyer and Seller. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified in writing between Buyer and Seller, Seller makes no warranty or representation, including, but not limited to any warranty or condition, habitability, merchantability or fitness for a particular purpose, in respect to the Property.

  These warranties and representations shall survive the Closing and delivery of the deed for a period of one Hundred and twenty (120) days:
      3.5.1 documents provided to Buyer regarding the Property are accurate and complete and neither omit nor misstate any material fact;
      3.5.2 no entity has a legal or equitable interest in five or more of the mobile homes located on the Property.
      3.5.3 the Property complies with applicable CC&R's and Federal, state, county, and local laws, codes, requirements and regulations;
      3.5.4 there are no threatened or pending claims, violations, orders, administrative proceedings, rulings or other findings of any governmental agency or tenant that may adversely affect the Property;
      3.5.5 the Property contains 123 rentable mobile home lots and the minimum collected monthly gross rental income for the last full month immediately preceding Closing shall be no less than Twenty Thousand Six Hundred Dollars
                                        -----------------------------------
($20,600);
 -------
      3.5.6 no tenant has been granted any rent concession, no rents are prepaid for more than one (1) month in advance (except as shown by the Seller's rent roll delivered at the time of the Closing);
      3.5.7 Seller owns the personal property described by the list referred to in section 3.1.3 of this Agreement and will transfer that personal property to Buyer free and clear of any liens.
      3.5.8 there are no known conditions or defects, latent or otherwise, which may adversely affect the Property. The personal property, buildings, equipment and improvements are operational and in working condition and there are no poor water drainage conditions at the Property;
      3.5.9 government taxes and fees related to the Property or to the operations of the Property, due and payable prior to the close of escrow, will be paid by Seller;
      3.5.10 the maintenance, service contracts, and other such agreements with third parties related to the Property may be canceled with thirty (30) days notice to any such supplier.
      3.5.11 Seller is the owner of the Property and the party executing this Agreement has been duly authorized by the Seller;
      3.5.12 Seller shall maintain the Property in its current physical condition through the Closing.

4  CLOSING PROCEDURE
   -----------------

  4.1  PLACE OF CLOSING - This transaction shall be closed at the office of
       ----------------
Chicago Title Insurance Corporation (the "Escrow Holder" and "Title Insurer"), Mesa, Arizona.

  4.2  EXPENSES OF CLOSING - Costs and expenses shall be paid in cash at or
       -------------------
before the Closing as follows:
      4.2.1 Seller shall pay the cost of the owner's title insurance policy from the Title Insurer, subject to the terms of section 4.2.2 of this Agreement;
      4.2.2 Buyer's inspection expenses plus the difference in cost between the owner's title policy and an ALTA title insurance policy will be paid by the Buyer;
      4.2.3 Other costs related to the transaction will be paid by Buyer or Seller according to the custom and practice in the County the Property is located;
      4.2.4 delinquent rents for the month in which the Closing occurs, any pre-paid rents and/or deposits of tenants are to be paid by Seller to Buyer. Subsequent to the Closing, if Buyer collects such delinquent rents which were due and payable as of the Closing and paid by Seller to Buyer, Buyer shall promptly, at the end of each month, remit such rents to Seller;
      4.2.5 costs of satisfying delinquent taxes, lien indebtedness, bonds or improvement assessments which are a lien on said property as of Closing shall be paid in full by Seller. Should any real estate assessment upon the Property be payable in annual installments, Escrow Holder shall prorate the annual installment payable in 1997;

      4.2.6 Seller shall pay Buyer the cash value of accrued benefits owed to the current on-site employees.
      4.2.7 no outside real estate brokers, other than National Realty Group, have been used by either party in this transaction.

  4.3  PRORATIONS -  Each party shall bear the expense of the following items
       ----------
for the period of its ownership of the Property; Escrow Holder shall prorate these items between Seller and Buyer on the basis of thirty (30) day month and each shall be paid to the appropriate third party or to the Buyer in cash as of the day of Closing. In the event a prorated expense or estimate should be altered after the Closing, the parties agree to subsequently remit funds due:
      4.3.1 Government assessments, personal property and real property taxes, assessed against the Property during the current governmental time period.
Buyer and Seller agree that the 1997 real property taxes shall be prorated based upon the 1996 bill. In the event the actual 1997 tax bill is higher or lower than the 1996 tax bill, Buyer and Seller agree to re-prorate the taxes direct and outside of escrow based upon the 1997 tax bill. In the event either party owes the other party funds due to said re-proration, said party shall remit to the other the amount due within fifteen (15) days of the notification;
      4.3.2 Operating expenses of the Property, such as vendors, service contracts, and utility charges;
      4.3.3 Scheduled lot rents for the month of closing, subject to the terms of section 4.2.4 of this Agreement;

  4.4 DOCUMENTS REQUIRED AT CLOSING
      -----------------------------
      4.4.1  general warranty deed acceptable to Title Insurer;
      4.4.2  title policy issued by Title Insurer;
      4.4.3 bill of sale for personal property stated on the list referred to in section 3.1.3 of this Agreement;
      4.4.4  current rent roll certified by Seller;
      4.4.5  list of tenant deposits & prepaid or delinquent rents;
      4.4.6  closing statements approved by Buyer and Seller;
      4.4.7  assignment of rights, leases, warranties and contracts;
      4.4.8  original copies of all lot rental agreements;
      4.4.9  letter from Seller to tenants advising them of sale;
      4.4.10 non-foreign affidavit as required by IRS
      4.4.11 Owner's Affidavit as required by Title Insurer;
      4.4.12 certificates of title to vehicles and mobile home(s) stated on the list referred to in section 3.1.3 of this Agreement;
      4.4.13 original copies of service contracts and other agreements affecting the Property, if any;
      4.4.14 indemnification agreement from Buyer to Seller for events subsequent to the Closing;
      4.4.15 indemnification agreement from Seller to Buyer for events prior to the Closing;
      4.4.16 plans, permits, licenses, and studies, related to the mobile home parks under control of Seller;
      4.4.17 a current certificate from the appropriate state authority reflecting no UCC financing statements claiming a security interest in personal property.

  4.5  CONCURRENT CLOSINGS  This Closing shall occur concurrently with the
       -------------------
purchase and closing of Denali Park Estates by Buyer from Seller.

5  NON-PERFORMANCE AND REMEDIES  If each and every warranty and representation
   ----------------------------
of Seller herein contained shall not be true, complete, correct and accurate in all respects as of either the date hereof or as of the date of the Close of Escrow, or if Seller shall have failed to perform each and every term and condition hereof required to be so performed by it either on or before the Close of Escrow, Buyer may elect to either seek a return of the Ernest Money Deposit(s) or sue for specific performance so long as said suit for specific performance is filed within ninety (90) days of Seller's default. In the event Buyer defaults upon any of Buyer's obligation herein, after the satisfaction of the contingencies described in paragraph 3.1, 3.2, 3.3, and 3.4 above, Buyer acknowledges that the damages suffered by Seller thereby will be difficult to ascertain with certainty. Therefore, Buyer and Seller agree that in the event of any default by Buyer, after the satisfaction of the contingencies the sum of Fifty Thousand Dollars ($50,000), is a good faith estimate of such damages and said sum shall be promptly paid to Seller as and for liquidated damages and the balance of the earnest money deposit shall be promptly refunded to Buyer and Buyer shall take all steps reasonably required to release any of said sums then on deposit in escrow from escrow. Seller hereby agrees to accept the sum of Fifty Thousand Dollars ($50,000), in lieu of all claims for damages and claims to specific performance that seller may have against Buyer.

6  OTHER PROVISIONS
   ----------------
  6.1 ARBITRATION OF DISPUTES - Any dispute related to this Agreement shall require arbitration of the claim or controversy in accordance with the rules of the American Arbitration Association.
  6.2 PROPERTY DAMAGE PRIOR TO CLOSING - Should the Property or any of the improvements on said property be destroyed damaged prior to the Closing, Buyer may elect to terminate this transaction or Buyer shall be entitled to any insurance proceeds applicable to such loss with Buyer having the exclusive right to settle and dispose of such insurance claims. Buyer and Escrow Holder shall assume no damage has occurred unless written notification is delivered by Seller.
  6.3 NOTIFICATION TO VENDORS - Seller shall notify in writing all vendors and utility suppliers of the closing not less than five (5) days prior to closing.
  6.4  TIME OF ESSENCE - Time is of the essence.
  6.5 COUNTERPARTS - Documents related to this transaction may be executed by Buyer and Seller in counterparts. Any party may rely upon a telecopied document as an original and the party sending the telecopy agrees to promptly deliver the original copy to the receiver.
  6.6 DESCRIPTIVE HEADING - The descriptive headings used herein are for convenience only and are not intended to necessarily describe the matter in the section and are not meant to be used in determining the rights or obligations of the parties.
  6.7 NO OTHER AGREEMENTS: No prior agreements nor subsequent modifications shall be valid or binding upon the parties unless in writing and executed by the party to be bound.
  6.8 CHOICE OF LAW - The terms of this Agreement shall be construed in accordance with and governed by the laws of the State of Arizona.
  6.9 ATTORNEYS' FEES & COSTS - In the event of any dispute or litigation resulting from this transaction, the prevailing party shall be entitled to recover reasonable attorney's fees and costs. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonable incurred in good faith.
  6.10 NOTICE - Any notice required or permitted to be delivered or received hereunder shall be deemed received upon being deposited and sent by United States mail, postage prepaid, certified mail, return receipt requested, addressed to Seller or Buyer, as the case may be, at the address set forth below.


Notices To Seller         Notice To Buyer
Shall Be Sent To:         Shall Be Sent To:
Mr. Alex McDonald         Mr. John A. Coseo, Jr.
6706 South Taylor Drive   THE WINDSOR CORPORATION
Tempe, AZ  85283          120 West Grand Avenue
602-345-8756              Escondido, CA  92025
                          619-746-2411
                          619-746-2428 FAX

7  TIME LIMIT - In the event a fully executed copy of this Agreement has not
   ----------
been delivered to Buyer by the 14th day of November 1996, Buyer shall have the
                               ----        --------
right to terminate this Agreement on written notice to Seller.

  The Buyer executes and submits this Agreement to Seller this 8th day of
                                                               ---
November 1996, intending to be legally bound upon Seller's acceptance of this
--------
Agreement.

BUYER'S WITNESSES:                  BUYER
                                    By: The Windsor Corporation
--------------------------------
                                    /s/ JOHN A. COSEO, JR.
--------------------------------    ----------------------------------
                                    By: John A. Coseo, Jr.
                                    Its: Chief Executive Officer


  The Seller, intending to be legally bound by this Agreement, executes this
document on this   9th  day of    November   , 1996.
                 ------        --------------

SELLER'S WITNESSES:                 SELLER

--------------------------------
                                    /s/ ALEX MCDONALD
--------------------------------    ----------------------------------
                                    By: Alex McDonald

                                    Its: Trustee of McDonald Family Trust
                                    Managing Partner